File No. 333134232
Rule 424(b)(3)
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents one deposited Share)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR NONVOTING PREFERRED
SHARES
OF
COMPANHIA BRASILEIRA DE
DISTRIBUICAO
(ORGANIZED UNDER THE LAWS OF
THE FEDERATIVE REPUBLIC OF
BRAZIL)
The Bank of New York Mellon, as
depositary (hereinafter called the
Depositary), hereby certifies that
___________________________________
_, or registered assigns IS THE OWNER
OF
__________________________________
AMERICAN DEPOSITARY SHARES
, representing deposited nonvoting acoes preferenciais (herein called Shares) of
COMPANHIA BRASILEIRA DE
DISTRIBUICAO, a corporation with
limited liability organized under the laws of The Federative Republic of Brazil (herein called the Company). At the date hereof, each American Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Sao Paulo office of Itau Unibanco S.A. (herein called the Custodian).

THE BANK OF NEW YORK MELLON
   as Depositary
By: _____________________________
The Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  The address of
the Principal Corporate Trust Office of the
Depositary is 101 Barclay Street, New
York, New York 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.


1. THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of
an issue (herein called Receipts), all issued
and to be issued upon the terms and
conditions set forth in the Amended and
Restated Deposit Agreement, dated as of
May 28, 1997 (herein called the Deposit
Agreement), by and among the Company,
the Depositary, and all Owners and
Beneficial Owners from time to time of
Receipts issued thereunder, each of whom
by accepting a Receipt agrees to become a
party thereto and become bound by all the
terms and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and Beneficial Owners of the Receipts and
the rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities, property
and cash from time to time received in
respect of such Shares and held thereunder
(such Shares, securities, property, and cash
are herein called Deposited Securities).
Copies of the Deposit Agreement are on
file at the Depositarys Corporate Trust
Office in New York City and at the office
of the Custodian.
The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit
Agreement and are qualified by and subject
to the detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
Upon surrender at the Principal London
Office or Corporate Trust Office of the
Depositary of this Receipt for the purpose
of withdrawal of the Deposited Securities
represented by the American Depositary
Shares evidenced hereby, and upon
payment of the fee of the Depositary
provided in this Receipt, and subject to the
terms and conditions of the Deposit
Agreement, the Charter, the provisions of
or governing the Deposited Securities and
applicable law, the Owner hereof is entitled
to delivery, to him or upon his order, of the
Deposited Securities at the time represented
by the American Depositary Shares for
which this Receipt is issued.  Delivery of
such Deposited Securities may be made by
(a) (i) the delivery of certificates for Shares,
if any, in the name of the Owner hereof or
as ordered by him or certificates for Shares
properly endorsed or accompanied by
proper instruments of transfer to such
Owner or as ordered by him, or (ii)
bookentry transfer of the Shares
represented by the American Depositary
Shares evidenced by this Receipt to an
account in the name of such Owner or as
ordered by him, and (b) delivery of any
other securities, property and cash to which
such Owner is then entitled in respect of
this Receipt to such Owner or as ordered by
him.  Such delivery will be made at the
option of the Owner hereof, either at the
office of the Custodian or at the Corporate
Trust Office of the Depositary, as provided
in the Deposit Agreement; provided that
the forwarding of certificates for Shares or
other Deposited Securities for such delivery
at the Corporate Trust Office of the
Depositary shall be at the risk and expense
of the Owner hereof.
Neither the Depositary nor the Custodian
shall deliver Shares, by physical delivery,
bookentry or otherwise (other than to the
Company or its agent as contemplated by
Section 4.08 of the Deposit Agreement), or
otherwise permit Shares to be withdrawn
from the facility created by the Deposit
Agreement, except upon the receipt and
cancellation of Receipts.
3.TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
The transfer of this Receipt is registrable on
the books of the Depositary at its Corporate
Trust Office by the Owner hereof in person
or by a duly authorized attorney, upon
surrender of this Receipt properly endorsed
for transfer or accompanied by proper
instruments of transfer and funds sufficient
to pay any applicable transfer taxes and the
expenses of the Depositary and upon
compliance with such regulations, if any, as
the Depositary may establish for such
purpose.  This Receipt may be split into
other such Receipts, or may be combined
with other such receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered.  As a condition
precedent to the execution and delivery,
registration of transfer, splitup,
combination, or surrender of any Receipt,
the delivery of any distribution thereon, or
withdrawal of any Deposited Securities, the
Company, the Depositary, the Custodian,
Registrar, or Foreign Registrar, if any, may
require payment from the depositor of the
Shares or the presenter of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of
any applicable fees as provided in this
Receipt, may require the production of
proof satisfactory to it as to the identity
and genuineness of any signature and may
also require compliance with such
reasonable regulations as the Depositary
and the Company may establish consistent
with the provisions of the Deposit
Agreement or this Receipt, including,
without limitation, this Article 3 and any
regulations deemed necessary or desirable
by the Depositary or the Custodian to
facilitate compliance with any applicable
rules or regulations of the Banco Central de
Brasil (the Central Bank) or the Comissao
de Valores Mobiliarios (the CVM).
The delivery of Receipts against deposits of
Shares generally or against deposits of
particular Shares may be suspended, or the
transfer of Receipts in particular instances
may be refused, or the registration of
transfer of outstanding Receipts, or the
combination or splitup of Receipts generally
may be suspended, during any period when
the transfer books of the Depositary are
closed, or if any such action is deemed
necessary or advisable by the Depositary or
the Company at any time or from time to
time because of any requirement of law or
of any government or governmental body
or commission, or under any provision of
the Deposit Agreement or this Receipt, or
for any other reason, subject to the
provisions of the following sentence.
Notwithstanding any other provision of the
Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit
of Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes
and similar charges, (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities, or
(iv) any other reason that may at any time
be specified in paragraph I(A)(1) of the
General Instructions to Form F6, as from
time to time in effect, or any successor
provision thereto.  Without limitation of the
foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares required to
be registered under the provisions of the
Securities Act, unless a registration
statement is in effect as to such Shares.
4.LIABILITY OF OWNER FOR
TAXES.
If any tax or other governmental charge
shall become payable with respect to any
Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof.  The Depositary may refuse
to effect any transfer of this Receipt or any
combination or splitup hereof or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner hereof any
part or all of the Deposited Securities
represented by the American Depositary
Shares evidenced by this Receipt, and may
apply such dividends or other distributions
or the proceeds of any such sale in payment
of such tax or other governmental charge
(and any taxes or expenses arising out of
such sale), and the Owner hereof shall
remain liable for any deficiency.
5.WARRANTIES OF DEPOSITORS.
Every person depositing Shares hereunder
and under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate
therefor, if any, are validly issued, fully
paid, nonassessable, and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so
to do.  Such representations and warranties
shall survive the deposit of Shares and
issuance of Receipts.
6.FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
Any person presenting Shares for deposit or
any Owner of a Receipt may be required
from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, legal or beneficial ownership of
Receipts or Deposited Securities,
compliance with all applicable laws or
regulations or terms of the Deposit
Agreement or such Receipt, or such
information relating to the registration on
the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such
representations and warranties, as the
Depositary may deem reasonably necessary
or proper or as the Company reasonably
may require.  The Depositary may withhold
the delivery or registration of transfer of
any Receipt or the distribution of any
dividend or sale or distribution of rights or
of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such
certificates are executed or such
representations and warranties are made.
The Depositary shall from time to time
advise the Company of the availability of
any such proofs, certificates, other
information or representations and
warranties and shall provide copies thereof
to the Company as promptly as practicable
upon request by the Company, unless such
disclosure is prohibited by law.
7.CHARGES OF DEPOSITARY.
The Company agrees to pay the fees and
reasonable outofpocket expenses of the
Depositary and those of the Registrar only
in accordance with agreements in writing
entered into between the Depositary and
the Company from time to time.  The
Depositary shall present detailed statement
for fees and such expenses to the Company
at least once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
The following charges (to the extent
permitted by applicable law or the rules of
any securities exchange on which the
American Depositary Shares are admitted
for trading) shall be incurred by any party
depositing or withdrawing Shares or by any
party surrendering Receipts or to whom
Receipts are issued (including, without
limitation, issuance pursuant to a stock
dividend or stock split declared by the
Company or an exchange of stock
regarding the Receipts or Deposited
Securities or a distribution of Receipts
pursuant to Section 4.03 of the Deposit
Agreement), whichever is applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign
Registrar and applicable to transfers of
Shares to the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals
under the terms of the Deposit Agreement,
(3) such cable, telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement,
(4) such expenses as are incurred by the
Depositary in the conversion of Foreign
Currency pursuant to Section 4.05 of the
Deposit Agreement, (5) a fee not in excess
of $5.00 per 100 American Depositary
Shares (or portion thereof) for the execution
and delivery of Receipts pursuant to
Sections 2.03 or 4.03 of the Deposit
Agreement and the surrender of Receipts
pursuant to Section 2.05 of the Deposit
Agreement (other than any execution and
delivery of Receipts in connection with the
initial issuance of Receipts under the
Deposit Agreement), (6) a fee not in excess
of $0.02 per American Depositary Share (or
portion thereof) for any cash distribution
pursuant to Section 4.01 of the Deposit
Agreement and (7) a fee for the distribution
of proceeds of sales of securities or rights
pursuant to Sections 4.02 or 4.04,
respectively, of the Deposit Agreement,
such fee (which may be deducted from
such proceeds) being in an amount equal to
the lesser of (i) the fee for the issuance of
American Depositary Shares referred to
above which would have been charged as a
result of the deposit by Owners of
securities (for purposes of this clause 7
treating all such securities as if they were
Shares) or Shares received in exercise of
rights distributed to them pursuant to
Sections 4.02 or 4.04, respectively, but
which securities or rights are instead sold
by the Depositary and the net proceeds
distributed and (ii) the amount of such
proceeds.
The Depositary, subject to Articles 2 and 8
hereof and as permitted by the Charter,
may own and deal in any class of securities
of the Company and its affiliates and in
Receipts.
8.PRERELEASE OF RECEIPTS.
Neither the Depositary nor the Custodian
shall deliver Shares, by physical delivery,
book entry or otherwise (other than to the
Company or its agent as contemplated by
Section 4.08 of the Deposit Agreement), or
otherwise permit Shares to be withdrawn
from the facility created hereby, except
upon the receipt and cancellation of
Receipts.
The Depositary may issue Receipts against
rights to receive Shares from the Company
(or any agent of the Company recording
Share ownership).  No such issue of
Receipts will be deemed a PreRelease
subject to the restrictions of the following
paragraph.
In its capacity as Depositary, the
Depositary will not deliver Shares held
under the Deposit Agreement prior to the
receipt and cancellation by the Depositary
of Receipts.  The Depositary may execute
and deliver Receipts prior to the receipt of
Shares pursuant to Section 2.02 of the
Deposit Agreement (PreRelease).  The
Depositary may, pursuant to Section 2.05
of the Deposit Agreement, deliver Shares
upon the receipt and cancellation of
Receipts which have been PreReleased,
whether or not such cancellation is prior to
the termination of such PreRelease or the
Depositary knows that such Receipt has
been PreReleased.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a PreRelease.  Each
PreRelease will be (a) preceded or
accompanied by a written representation
and agreement from the person to whom
Receipts or Shares are to be delivered (the
PreReleasee) that the PreReleasee, or its
customer, (i) owns the Shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial right, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and
for the benefit of the Owners, and (iii) will
not take any action with respect to such
Shares or Receipts, as the case may be, that
is inconsistent with the transfer of
beneficial ownership (including, without
the consent of the Depositary, disposing of
such Shares or Receipts, as the case may be,
other than in satisfaction of a PreRelease),
(b) at all times fully collateralized) with
cash, U.S. government securities or such
collateral as the depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
Business Days notice, and (d) subject to
such further indemnities and credit
regulations as the Depositary deems
appropriate.  The number of Shares not
deposited but represented by American
Depositary Shares outstanding at any time
as a result of PreReleases will not normally
exceed thirty percent (30%) of the Shares
deposited under the Deposit Agreement;
provided, however, that the Depositary
reserves the right to disregard such limit
from time to time as it deems reasonably
appropriate and may, with the prior written
consent of the Company, change such limit
for purposes of general application.  The
Depositary will also set Dollar limits with
respect to PreRelease transactions to be
entered into under the Deposit Agreement
with any particular PreReleasee on a
casebycase basis as the Depositary deems
appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the
Owners under the Deposit Agreement, the
collateral referred to in clause (b) above
shall be held by the Depositary as security
for the performance of the PreReleasees
obligations to the Depositary in connection
with a PreRelease transaction, including the
PreReleasees obligation to deliver Shares or
Receipts upon termination of a PreRelease
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
under the Deposit Agreement).
The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
9.TITLE TO RECEIPTS.
It is a condition of this Receipt, and every
successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this
Receipt when properly endorsed or
accompanied by proper instruments of
transfer and transferred in accordance with
the terms of the Deposit Agreement, is
transferable by delivery with the same
effect as in the case of a negotiable
instrument; provided, however, that the
Depositary and the Company,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or
other distributions or to any notice
provided for in the Deposit Agreement or
for all other purposes and neither the
Company nor the Depositary shall have any
obligation or be subject to any liability
under this Deposit Agreement to any
Beneficial Owner of a Receipt unless such
Beneficial Owner is the Owner thereof.
10.	VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be
valid or obligatory for any purpose, unless
this Receipt shall have been executed by
the Depositary by the manual signature of a
duly authorized signatory of the
Depositary; provided, however, that such
signature may be a facsimile if a Registrar
for the Receipts shall have been appointed
and such Receipts are countersigned by the
manual signature of a duly authorized
officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
The Company is subject to the periodic
reporting requirements of the Securities
Exchange Act of 1934 and, accordingly,
files certain reports with the Commission.
Such reports will be available for inspection and copying by Owners and Beneficial
Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C.
20549.
The Depositary will make available for
inspection by Owners of Receipts at its
Principal London Office or its Corporate
Trust Office any reports, notices and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by
the Depositary, the Custodian or a nominee of either as the holder of the Deposited
Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also make available for inspection by Owners of Receipts copies of such reports, notices and communications when furnished by the
Company pursuant to the Deposit
Agreement. Any such reports, notices and communications, including any such proxy soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into English pursuant to any regulations of the Commission applicable to the Company.
The Company agrees to provide to the
Depositary, at the Companys expense
(unless otherwise agreed in writing by the Company and the Depositary), all documents that it provides to the Custodian.
In the event the Receipts are listed or
quoted on a national securities exchange or quoted in an automated interdealer quotation system in the United States, the Company will promptly transmit to the Custodian English language versions of any reports and other communications that are made generally available by the Company to holders of its Shares or other Deposited
Securities and the Depositary will, at the Companys expense (unless otherwise agreed in writing by the Company and the Depositary), arrange for the prompt transmittal by the Custodian to the Depositary of such notices, reports and other communications and arrange for the mailing, at the Companys expense (unless otherwise agreed in writing by the Company and the Depositary), of copies thereof (or if requested by the Company, a summary of any such notice provided by the Company) to all Owners or, at the request of the Company, make such notices, reports and other communications available to all Owners on a basis similar to that for holders of Shares or other Deposited
Securities, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement.
The Company has delivered to the
Depositary and the Custodian a copy of the provisions of or governing the Shares issued by the Company, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such provisions as so amended or changed. The
Depositary may rely upon such copy for all purposes of the Deposit Agreement. The
Depositary will, at the expense of the
Company (unless otherwise agreed in
writing by the Company and the
Depositary), make such copy and such
notices, reports and other communications available for inspection by Owners at the Depositarys office, at the office of the Custodian and at any other designated transfer offices.
The Depositary will keep books for the
registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners;
provided that such inspection shall not be for the purpose of communicating with Owners of Receipts for an object other than the business of the Company, including, without limitation, a matter related to the Deposit Agreement, the Receipts or the Deposited Securities.
The Depositary may after consultation with the Company and when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement and shall upon the reasonable request of the Company, close the transfer books to the extent practicable, at any time or from time to time, provided that any such closing of the transfer books shall be subject to the provisions of Section 2.06 of the Deposit
Agreement which limit the suspension of
withdrawals of Shares.
12.DIVIDENDS AND
DISTRIBUTIONS.
Whenever the Depositary or on its behalf, its agent, receives any cash dividend or other cash distribution on any Deposited
Securities, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert or will cause its agent to convert, as promptly as practicable (and in any event within one (1) Business Day) after its receipt of such dividend or distribution
(unless otherwise prohibited or prevented by law), such dividend or distribution into Dollars and transfer such Dollars to the United States, and shall, as promptly as practicable, distribute the amount thus received (net of the expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit
Agreement) to the Owners of Receipts
entitled thereto, provided, however, that in the event that the Company, the Depositary or the Custodian is required to withhold and does withhold from such cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced accordingly.
Subject to the provisions of Section 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary or on its behalf, its agent receives any distribution on any Deposited Securities other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary may, and shall if the Company so requests, as promptly as practicable, cause the securities or property received by it or its agent to be distributed to the Owners of Receipts entitled thereto, in proportion to the number of American
Depositary Shares representing such
Deposited Securities held by each of them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners of
Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may, with the Companys approval, which shall not be unreasonably withheld, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit Agreement and any expenses in connection with such sale) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash, all in the manner and subject to the conditions set forth in the Deposit
Agreement. To the extent such securities or property or the net proceeds thereof are not distributed to Owners as provided in
Section 4.02 of the Deposit Agreement, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in such securities, property or net proceeds.
If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company so requests, distribute, as promptly as practicable, to the Owners of outstanding
Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional
Receipts evidencing an aggregate number
of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit
Agreement with respect to the deposit of Shares and the issuance of American
Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in
Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Article 7 hereof and Section
5.09 of the Deposit Agreement. In lieu of delivering Receipts for fractional American
Depositary Shares in any such case, the
Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby. Prior to the Effective Time, each beneficial owner of Receipts or Shares so distributed shall be deemed to have made the representations and warranties required pursuant to
Section 2.02 of the Deposit Agreement. In addition, the Depositary may withhold any distribution of Receipts under Section 4.03 of the Deposit Agreement if it has not received satisfactory assurances from the
Company that such distribution does not
require registration under the Securities Act or is exempt from registration under the provisions of such Act. Provided that, in any such event, the Depositary may sell the Shares distributed upon the Deposited
Securities and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement.
In the event that the Depositary determines that any distribution in property other than cash (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the
Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property
(including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems reasonably necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.
13.RIGHTS.
In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall determine the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason it would be unlawful for the Depositary either to make such rights available to any Owners or to dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.
If at the time of the offering of any rights the Depositary determines, after consultation with the Company, that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary shall distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.
In circumstances in which rights would
otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary
Shares of such Owner hereunder, the
Depositary will promptly make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.
If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as provided in
Section 5.09 of the Deposit Agreement and any other charges as set forth in such warrants or other instruments, the
Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit
Agreement, and shall, pursuant to Section
2.03 of the Deposit Agreement, execute
and deliver Receipts to such Owner. In the case of a distribution pursuant to this paragraph, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.
Unless otherwise instructed by the
Company, if the Depositary determines that it is not lawful or feasible to make such rights available to all or certain Owners, it will use its best efforts that are reasonable under the circumstances to, sell the rights, warrants or other instruments in proportion to the number of American Depositary
Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sale (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement, any expenses in connection with such sale and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.01 of the Deposit Agreement.
If a registration statement under the
Securities Act is required with respect to the securities to which any rights relate in order for the Company to offer such rights to Owners and sell the securities represented by such rights, the Depositary will not offer such rights to Owners having an address in the United States (as defined in Regulation S) unless and until such a registration statement is in effect, or unless the offering and sale of such securities and such rights to such Owners are exempt from registration under the provisions of such Act; provided, however, that nothing in the Deposit Agreement shall create, or shall be construed as creating, any obligation on the part of the Company to file a registration statement under the Securities Act or to endeavor to have a registration statement declared effective.
The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.
14.CONVERSION OF FOREIGN
CURRENCY.
Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can, pursuant to applicable law, be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary or the Custodian shall convert or cause to be converted as promptly as practicable (and in any event within one Business Day of its or its agents receipt of such Foreign
Currency), by sale or in any other manner that it may determine in accordance with applicable law, such Foreign Currency into Dollars. If, at the time of conversion of such Foreign Currency into Dollars, such Dollars can, pursuant to applicable law, be transferred outside of Brazil for distribution to Owners entitled thereto, such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary or the Custodian shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then as promptly as possible to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation, in each case pursuant to Section 4.01 of the Deposit
Agreement.  Such distribution or
conversion may be made upon an averaged
or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary or the Custodian as provided in Section 5.09 of the Deposit Agreement.
If such conversion, transfer or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary or the Custodian shall file as promptly as practicable such application for approval or license;
however, the Depositary or the Custodian shall be entitled to rely upon Brazilian local counsel in such matters, which counsel shall be instructed to act as promptly as possible.
If at any time Foreign Currency received by the Depositary or the Custodian is not, pursuant to applicable law, convertible, in whole or in part, into Dollars transferable into the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary cannot be promptly obtained at a reasonable cost, the Depositary or the Custodian shall, (a) as to that portion of the Foreign Currency that is convertible into Dollars, make such conversion and, if permitted by applicable law, transfer such Dollars to the United States for distribution to Owners in accordance with the first paragraph of this Article 13 or, if such transfer is not so permitted, hold such Dollars uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same, and (b) as to the nonconvertible balance, if any, (i) if requested in writing by an Owner, distribute or cause the Custodian to distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary or Custodian in respect of the American Depositary Shares evidenced by Receipts held by such Owner
(as the same may be adjusted as a
consequence of subclause (ii) below) to
such Owner (x) if such request is received before the 15th day of a calendar month, on such 15th day, or (y) if not, on the last day of such month (or, in either case, if such day is not a Business Day, on the next succeeding Business Day) and (ii) the Depositary shall cause the Custodian to hold any amounts of nonconvertible
Foreign Currency not distributed pursuant to the immediately preceding subclause (i) for the respective accounts of the Owners entitled to receive the same, uninvested and without liability for interest thereon, on demand and, if and to the extent reasonably practicable and permitted by applicable law, in a manner designed to protect such Owners against the effects of inflation; provided that at such time, at the reasonable request of the Depositary, the Company shall furnish the Depositary, at the Companys expense, with a written opinion from recognized United States counsel for the Company confirming that the manner in which the Depositary proposes to hold such amounts of nonconvertible Foreign Currency will not violate the Investment Company Act of 1940.
15.RECORD DATES.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, in each case with respect to the Deposited
Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other
Deposited Securities, or for any other
reason, the Depositary shall fix a record date, which date shall (x) be the same date as the record date fixed by the Company, if any, to the extent practicable, or (y) if different from the record date fixed by the Company, be as near as practicable to the corresponding record date set by the Company and, if more than five business days after such record date, after consultation with the Company, (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, (b) on or after which each American Depositary
Share will represent the changed number of Shares, or (c) for any other reason, subject to the provisions of the Deposit Agreement.
16.VOTING OF DEPOSITED
SECURITIES.
Upon receipt of notice of any meeting or solicitation of proxies of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting or solicitation, (or, if requested by the Company, a summary in English of such information provided by the Company), (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of Brazilian law, the Charter and the provisions of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares and (c) a
statement as to the manner in which such instructions may be given, including an express indication that instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under Brazilian law, the Charter and the Deposited Securities to vote or cause to be voted the amount of Shares or other
Deposited Securities represented by such
American Depositary Shares owned by
such Owner in accordance with the
instructions set forth in such request.  The
Depositary shall not itself exercise any voting discretion over any Deposited
Securities. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary
Shares evidenced by such Owners Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited
Securities; provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially or adversely affects the rights of holders of Shares.
Subject to the rules of any securities
exchange on which American Depositary
Shares or the Deposited Securities
represented thereby are listed, the
Depositary shall deliver, at least two
Business Days prior to the date of such
meeting, to the Company, to the attention of its Chief Financial Officer, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, the Deposited
Securities represented by the American
Depositary Shares evidenced by the
Receipts owned by the Owners at such
meeting. Delivery of instructions will be made at the expense of the Company
(unless otherwise agreed in writing by the Company and the Depositary); provided that payment of such expenses shall not be a condition precedent to the obligations of the Depositary under Section 4.07 of the Deposit Agreement.
17.CHANGES AFFECTING
DEPOSITED SECURITIES.
In circumstances where the provisions of
Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, or splitup, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent the new
Deposited Securities so received, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.
18.LIABILITY OF THE COMPANY
AND DEPOSITARY.
Neither the Depositary nor the Company
shall incur any liability to any Owner or Beneficial Owner, if by reason of any provision of any present or future law or regulation of the United States, Brazil or any other country, or of any other governmental or regulatory authority, or by reason of any provision, present or future, of the Charter or the Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit
Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or Beneficial Owner of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit
Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Owners, and the Depositary is prevented or prohibited by applicable law from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial
Owners of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the
Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the
Custodian being solely to the Depositary.
Neither the Depositary nor the Company
shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial
Owner of a Receipt, or any other person
believed by it in good faith to be competent to give such advice or information. The
Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.
The Depositary shall not be liable for any acts or omissions made by a successor depositary, whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares, or omissions from such information; or (ii) by the Company or any of its directors, employees, agents and affiliates.
The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any PreRelease (as defined in Section 2.09 of the Deposit Agreement) to the extent that any such liability or expense arises in connection with (a) any United States federal, state or local income tax laws or
(b) the failure of the Depositary to deliver
Deposited Securities when required under the terms of Section 2.05 of the Deposit
Agreement. However, for the avoidance of doubt, the indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of Shares, except to the extent any such liability arises out of
(i) information relating to the Depositary or any Custodian, as applicable, furnished in writing to the Company by the Depositary or any Custodian, as applicable, expressly for use in any of the foregoing documents, or, (ii) material omissions from such information furnished by the Depositary or any Custodian.
No disclaimer of liability under the
Securities Act is intended by any provisions of the Deposit Agreement.
The Depositary, subject to Sections 2.05 and 2.09 of the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in Receipts.
19.RESIGNATION AND REMOVAL
OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit
Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.
20.AMENDMENT.
The form of the Receipts and any
provisions of the Deposit Agreement may
at any time and from time to time be
amended by agreement between the
Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges
(other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no
event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.
21.TERMINATION OF DEPOSIT
AGREEMENT.
The Depositary at any time, at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit
Agreement.  On and after the date of
termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for the surrender of Receipts referred to in
Section 2.05 of the Deposit Agreement,
and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to the Owner or upon the Owners order, of the amount of Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt.  If any Receipts shall remain
outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited
Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary
(after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds and such other cash.
After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and except as
provided in Section 5.08 of the Deposit
Agreement.  Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

EMM-1043944_1